Exhibit No. 31.1

CERTIFICATION UNDER RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934 FOR CABCO SERIES 2004-102 TRUST (SBC COMMUNICATIONS INC.) ANNUAL REPORT ON FORM 10-K/A (AMENDMENT NO. 1) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

I, George Baldwin, certify that:

1. I have reviewed this annual report on Form 10-K/A, which amends the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 originally filed on March 26, 2012, and all reports on Form 8-K containing distribution or servicing reports filed in respect of the periods included in the year covered by this report, filed by Corporate Asset Backed Corporation, on behalf of CABCO Series 2004-102 Trust (SBC Communications Inc.);

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the depositor by the trustee under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the depositor and the trustee under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the depositor and trustee have each fulfilled its obligations under that agreement; and

5. The reports disclose all significant deficiencies relating to the compliance by the trustee and the depositor with the minimum servicing standards or similar standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank Trust National Association, as trustee.

Date: July 13, 2012

By:	/s/ George Baldwin
Name:	George Baldwin
Title:	Vice President
Corporate Asset Backed Corporation